Exhibit 3 (e)

                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                       FARMSTEAD TELEPHONE GROUP, INC.

      Farmstead Telephone Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

      I. That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment of its Certificate of Incorporation attached hereto as Exhibit A.

      II. The attached Amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this certificate this 9th day of July, 2001.


                                       /s/George J. Taylor, Jr.
                                       George J. Taylor, Jr.
                                       Chairman of the Board, Chief
                                       Executive Officer and President

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                                  EXHIBIT A

                              AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION
                                      OF
                       FARMSTEAD TELEPHONE GROUP, INC.

      RESOLVED, that the Certificate of Incorporation of Farmstead Telephone Group, Inc., be and hereby is amended as follows:

            A. Article 6 of the Certificate of Incorporation in its entirety be amended to read as follows:

            "a.   Amendment of By-laws by Directors. Except as otherwise
            provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office without the necessity of approval by the stockholders.

            b. Amendment of By-laws by Stockholders. The By-laws of the Corporation may also be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class."

            B. Article 7 of the Certificate of Incorporation in its entirety be amended to read as follows:

            "a.   Directors -- General. The business and affairs of the
            Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

            b. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

            c. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series or class of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Director of the Corporation shall be Bruce S. Phillips; the initial Class II Directors of the Corporation shall be Hugh M. Taylor and Joseph J. Kelley; and the initial Class III Directors of the Corporation shall be George J. Taylor, Jr. and Harold L. Hansen. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation

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            or removal.

                  Notwithstanding the foregoing, whenever, pursuant to the
            provisions of Article 4 of this Certificate, the holders of any one or more series or class of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

            d. Vacancies. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article 7(c) hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

            e. Removal. Subject to the rights, if any, of any series or class of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting."

            C. Article 8 of the Certificate of Incorporation in its entirety be amended to read as follows:

            "Limitation of Liability. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law ("DGCL") or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

            Any repeal or modification of this Article 8 by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification."

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            D.    Article 9 of the Certificate of Incorporation in its
      entirety be amended to read as follows:

            "Indemnification. The Corporation shall have the power to indemnify its officers, directors, employees and agents and to provide insurance in connection therewith as provided in the By-laws of the Corporation."

            E. Article 10 of the Certificate of Incorporation in its entirety be added to read as follows:

            "a. Stockholder Action Without a Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

            b. Special Meetings of Stockholders. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation."

            F. Article 11 of the Certificate of Incorporation in its entirety be added to read as follows:

            "Amendment of Certificate of Incorporation. The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Articles 7 through 11 of this Certificate."

                                *  *  *  *  *

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